UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2012

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina  27615
ddress of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, the stockholders of DARA BioSciences, Inc. (the “Company”)  approved an amendment to the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan increasing the aggregate number of shares of common stock available for issuance thereunder by 586,879 shares (the “Stock Plan Amendment”). A description of the Stock Plan Amendment is set forth in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders of the Company as filed with the Securities and Exchange Commission on April 5, 2012 (the “2012 Proxy Statement”), which such description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2012, the Company held its 2012 Annual Meeting of Stockholders. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement for the annual meeting are as follows:

The Company’s stockholders elected the six nominees for election to the Company’s Board of Directors, with the votes cast as follows:

Director Name	For	Withheld
David J. Drutz, M.D.	1,800,125	164,054
Christopher G. Clement	1,737,559	226,620
Haywood D. Cochrane, Jr.	1,913,402	50,777
Steve Gorlin	1,873,547	90,632
Gail F. Lieberman	1,847,569	116,610
John C. Thomas, Jr.	1,875,938	88,241

The Company’s stockholders approved the issuance of up to 1,114,560 shares of DARA BioSciences, Inc. common stock to the former stockholders of Oncogenerix, Inc. pursuant to the Merger Agreement between DARA BioSciences, Inc. and Oncogenerix, Inc. dated January 17, 2012, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
1,732,307	231,727	145	3,035,199

The Company’s stockholders approved the Stock Plan Amendment, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
1,833,844	130,057	278	3,035,199

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
4,985,560	13,327	491	3,035,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Date May 17, 2012	By:	/s/ David J. Drutz
Name David J. Drutz
Title Chief Executive Officer